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                                                                 EXHIBIT 10 (c)


                SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "Second Amendment") is made and entered into as of this 4th day of November, 1999 by and among RARE HOSPITALITY INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the "Borrower"), the Lenders who are or may become a party to the Credit Agreement referred to below, FIRST UNION NATIONAL, as Administrative Agent for the Lenders (the "Administrative Agent) and BANKBOSTON, N.A. and FLEET NATIONAL BANK, as Co-Agents (collectively, the "Co-Agents").

                              Statement of Purpose

         The Lenders agreed to extend certain extensions of credit to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of August 26, 1998 by and among the Borrower, the Lenders, the Administrative Agent and the Co-Agents (as amended by the First Amendment to Credit Agreement dated as of December 31, 1999 and as further amended or supplemented from time to time, the "Credit Agreement").

         The parties now desire to amend the Credit Agreement in certain respects and waive certain provisions of the Credit Agreement, all on the terms and conditions set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effect of Amendments and Waivers. Except as expressly amended hereby, the Credit Agreement and Loan Documents shall be and remain in full force and effect. The waivers granted herein are specific and limited and shall not constitute an amendment of the Credit Agreement or the Loan Documents or a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein (except to the extent necessary to give effect to the specific waivers and agreements set forth herein).

         2. Capitalized Terms. All capitalized undefined terms used in this Second Amendment shall have the meanings assigned thereto in the Credit Agreement.

         3. Modification of Credit Agreement. The Credit Agreement is hereby amended as follows:

         (a) The defined terms "Fixed Charges" and "Revolving Credit Termination Date" set forth in Section 1.1 of the Credit Agreement are each hereby deleted in their entirety and the following definition shall be substituted in lieu thereof:

                  "'Fixed Charges' means, with respect to the Borrower and its Subsidiaries as of the last day of any fiscal quarter, the sum of the following: (a) Interest Expense calculated for the period of four (4) fiscal quarters ending on such date, plus (b) Rental Expense calculated for the period of four (4) fiscal quarters ending on such date, plus (c) the difference (if positive) between (i) the average daily aggregate Revolving Credit Loans outstanding during the calendar month preceding such date minus (ii) the Aggregate Commitment, as reduced by any mandatory reductions pursuant to Section 2.6(c), on the last day of the fiscal quarter immediately following such date, all determined on a Consolidated basis in accordance with GAAP."

                           "'Revolving Credit Termination Date' means the earliest of the dates referred to in Section 2.7."

         (b) The defined terms "Term-Out Amount", "Term-Out Maturity Date", and "Term-Out Period" set forth in Section 1.1 of the Credit Agreement are each hereby deleted in their entirety.


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         (c)      The following defined terms shall be inserted into Section
1.1 in the correct alphabetical order:

                  "'Conversion Date' shall have the meaning assigned thereto in
         Section 2.6(c)."

                  "'Second Amendment' means the Second Amendment and Waiver to the Credit Agreement dated as of November __, 1999 by and among the Borrower, the Lenders and the Administrative Agent and the Co-Agents."

         (d) Section 2.4(a) of the Credit Agreement is hereby deleted in its entirety and the following Section 2.4(a) shall be substituted in lieu thereof:

                  "(a)     Repayment on Termination Date. The Borrower shall
         repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon."

         (e) Section 2.6 of the Credit Agreement is hereby deleted in its entirety and the following Section 2.6 shall be substituted in lieu thereof:

         "SECTION 2.6  Permanent Reduction of the Aggregate Commitment.

                  (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

                  (b) Mandatory Permanent Reduction. The Aggregate Commitment shall be permanently reduced by the following amounts: (i) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any issuance of Funded Debt (other than Funded Debt permitted pursuant to Section 10.1), (ii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with any sale of assets (including its equity ownership in any Person) not permitted pursuant to Section 10.6 (a) through (e) unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are reinvested in similar assets (or otherwise in a manner acceptable to the Administrative Agent, in its sole discretion) within 270 days after receipt of such Net Cash Proceeds; provided, that this clause (ii) shall not apply with respect to up to $10,000,000 of the aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries prior to the Conversion Date and
         (iii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries under any policy of insurance of such Person or in connection with any condemnation proceeding involving property of such Person, unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are utilized by the Borrower or such Subsidiary within one hundred eighty (180) days of receipt of such Net Cash Proceeds to replace or repair any of its assets damaged in connection with the related claim or proceeding.

                  (c) Regular Quarterly Reductions. Commencing with the last day of the fiscal quarter ending June 30, 2003 (the "Conversion Date") and continuing through the Revolving Credit Termination Date, the Aggregate Commitment shall be reduced on the last day of each fiscal quarter in equal quarterly reduction amounts (the "Reduction Amounts") equal to the amount required to reduce the Aggregate Commitment to $50,000,000 as of September 30, 2004; provided, that each of the Reduction Amounts remaining after any reduction pursuant to Section 2.6(b) shall be adjusted on a pro rata basis in connection with such reduction.


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                  (d)      Repayments. Each permanent reduction permitted or
         required pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof."

         (f) Section 2.7 of the Credit Agreement is hereby deleted in its entirety and the following Section 2.7 shall be substituted in lieu thereof:

                  SECTION 2.7 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) September 30, 2004,
         (b) the date of permanent reduction of the Aggregate Commitment in whole pursuant to Section 2.6 and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         (g) The initial clause of Section 2.8 of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

         "SECTION 2.8 Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, at any time prior to the Conversion Date,"

         (h) Section 4.1(b)(iv) of the Credit Agreement is hereby deleted in its entirety and the following Section 4.1(b)(iv) shall be substituted in lieu thereof:

                  "(iv)    no Interest Period shall extend beyond the Revolving
Credit Termination Date; and"

         (i) Section 4.1(c)(ii) of the Credit Agreement is hereby deleted in its entirety and the following Section 4.1(c)(ii) shall be substituted in lieu thereof:

                  "(ii)    upon the initial Adjustment Date and at all times
         thereafter, be determined by reference to the Adjusted Leverage Ratio in accordance with the following charts:

                  Adjusted                                 Applicable Margin Per Annum
                  Leverage                                    Prior to April 1, 2003
Level             Ratio                                    LIBOR Rate         Base Rate
-----             -----                                    ----------------------------

 1     Greater than or equal to 3.0 to 1.00                 2.000%              0.750%

 2     Less than 3.0 to 1.0 but greater than
       or equal to 2.50 to 1.0                              1.875%              0.625%

 3     Less than 2.5 to 1.0 but greater than
       or equal to 2.0 to 1.0                               1.750%              0.500%


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
 4     Less than 2.0 to 1.0 but greater than
       or equal to 1.50 to 1.0                              1.625%              0.375%

 5     Less than 1.50 to 1.0 but greater than
       or equal to 1.0 to 1.0                               1.500%              0.250%

 6     Less than 1.0 to 1.0                                 1.250%              0.000%

                  Adjusted                                 Applicable Margin Per Annum
                  Leverage                                    Prior to April 1, 2003
Level             Ratio                                    LIBOR Rate         Base Rate
-----             -----                                    ----------------------------

 1     Greater than or equal to 3.0 to 1.00                 2.500%              1.250%

 2     Less than 3.0 to 1.0 but greater than
       or equal to 2.50 to 1.0                              2.375%              1.125%

 3     Less than 2.5 to 1.0 but greater than
       or equal to 2.0 to 1.0                               2.250%              1.000%

 4     Less than 2.0 to 1.0 but greater than
       or equal to 1.50 to 1.0                              2.125%              0.875%

 5     Less than 1.50 to 1.0 but greater than
       or equal to 1.0 to 1.0                               2.000%              0.750%

 6     Less than 1.0 to 1.0                                 1.750%              0.500%


                  Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day (the "Adjustment Date") after receipt by the Administrative Agent of financial statements for the Borrower and its Subsidiaries delivered under Section 7.1(a) or (b), as applicable, and the accompanying Officer's Compliance Certificate setting forth the Adjusted Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. The Administrative Agent agrees to give the Borrower and the Lenders notice of any adjustment in the Applicable Margin within two (2) Business Days of such adjustment; provided, that the Administrative Agent's failure to give such notice shall not result in any liability to the Administrative Agent or in any way affect the validity of any such adjustment. In the event the Borrower fails to deliver such financial statements and certificate within the time required by

         Sections 7.1(a) and 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate unless at such time the outstanding principal balance of the Loans are bearing interest at the "default rate" set forth in Section 4.1(d) below in which case the Applicable Margin shall not be increased pursuant to this sentence."

         (j) Section 9.4 of the Credit Agreement is hereby deleted in its entirety and the following Section 9.4 shall be substituted in lieu thereof:

         SECTION 9.4 Capital Expenditures. Permit Capital Expenditures plus the aggregate investments permitted by Sections 10.4(d) and (f) made by the Borrower and its Subsidiaries after the Closing Date (excluding any investment to the extent funded with the capital stock of the Borrower) to be greater than the following amounts in the aggregate during the following Fiscal Years:

                              Fiscal Year                   Capital Expenditures
                              -----------                   --------------------
                              1998 (including only the
                              portion thereof remaining
                              after the Closing Date)       $ 35,000,000
                              1999                          $ 75,000,000
                              2000                          $ 90,000,000
                              2001                          $100,000,000
                              2002                          $ 80,000,000
                              2003 and thereafter           $ 80,000,000


         provided, that (a) investments in any single restaurant unit owned by a Non-Controlled Joint Venture shall not exceed $1,500,000, (b) investments in Non-Controlled Joint Ventures shall not exceed $22,500,000 in the aggregate on any date of determination and (c) in no event shall more than forty percent (40%) of aggregate Capital Expenditures permitted in any Fiscal Year be used for Capital Expenditures with respect to The Capital Grille and Bugaboo Creek Steak House restaurants, on a combined basis. For the purposes of this
         Section 9.4 "Non-Controlled Joint Venture" shall mean a joint venture in which the Borrower and its Subsidiaries do not own more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person.

         (k) Section 10.1(d) of the Credit Agreement is hereby amended by deleting the number "$20,000,000" set forth therein and substituting therefore the number "$40,000,000".

         (l) Section 10.7(d) of the Credit Agreement is hereby deleted in its entirety and the following Section 10.7(d) shall be substituted in lieu thereof:

                  "(d)     the Borrower may purchase, redeem, retire or
         otherwise acquire shares of its capital stock in an aggregate amount not to exceed $10,000,000 for the period from and including the date of the Second Amendment through and including the Revolving Credit Termination Date (plus, up to $10,000,000 of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries prior to the Conversion Date from any sale of assets permitted pursuant to Section 10.6(f) above); and"

         4. Waivers of Credit Agreement. The Borrower and its Subsidiaries intend to enter into a corporate restructuring (the "Corporate Restructuring") pursuant to which, among other things, (a) certain assets will be transferred to Bugaboo Creek Steakhouse, Inc. ("Bugaboo"), (b) the entities owning substantially all of the operations of The Capital Grille restaurants will be merged into The Capital Grille of Charlotte, Inc., which entity will change its name to Capital Grille Holdings, Inc. ("Capital Grille Holdings"),
(c) the entities owning substantially all of the operations of Bugaboo Creek Steak House restaurants will be merged into Bugaboo Creek of Newark, Inc., which entity will change its name to Bugaboo Creek Holdings, Inc. ("Bugaboo Creek Holdings") (d) the operations of Old Grist Mill and Hemenways restaurants will each be consolidated into separate holding companies named Grist Mill Holdings, Inc. ("Grist Mill Holdings") and Hemenway Holdings, Inc. ("Hemenway Holdings"), respectively, and (e) Bugaboo will enter into transactions with certain Affiliates to manage the operations of restaurants they own. The Administrative Agent and the Lenders hereby agree to waive the provisions of Sections 10.4, 10.5, 10.6 and 10.8 solely to permit the Corporate Restructuring; provided, that (i) each of the Borrower and Bugaboo shall survive the Corporate Restructuring; provided, that Bugaboo shall be permitted to change its name to Rare Hospitality Management, Inc., (ii) each of Capital Grille Holdings, Bugaboo Creek Holdings, Grist Mill Holdings and Hemenway Holdings shall be Wholly-Owned Subsidiaries of Bugaboo, (iii) neither the Borrower nor Bugaboo shall make any sale or transfer of assets in connection with the Corporate Restructuring except for a sale or transfer of assets to their respective Wholly-Owned Subsidiaries, (iv) neither the Borrower nor Bugaboo shall make any investments in connection with the Corporate Restructuring except investments in their respective Wholly-Owned Subsidiaries and (v) the Borrower and Bugaboo shall provide such documents reasonably requested by the Administrative Agent reflecting the name change of Bugaboo to Rare Hospitality Management, Inc., including without limitation, new stock certificates and stock powers pledged pursuant to the Pledge Agreement.

         5. Representations and Warranties/No Default. By its execution hereof, the Borrower hereby certifies that (giving effect to this Second Amendment) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         6. Fees. The Borrower shall pay (a) to each of the Lenders party to this Second Amendment an amendment fee in an amount equal to the product of
(i) .10% multiplied by (ii) the commitment of such Lender under the Credit Agreement and (b) to the Administrative Agent, the fees set forth in a separate fee letter of even date herewith.

         7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

         8. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         9. Counterparts. This Second Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the date and year first above written.


[CORPORATE SEAL]        RARE HOSPITALITY INTERNATIONAL,
                        INC.

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                   --------------------------------------------

                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent, Lender, Swingline Lender and Issuing Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                              BANKBOSTON, N.A., as Co-Agent and as Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                              FLEET NATIONAL BANK, as Co-Agent and as
                              Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                              SOUTHTRUST BANK, N.A., as Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------






                              THE FUJI BANK, LIMITED, as Lender

                               By:
                                  ---------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


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                              AMSOUTH BANK, as Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                              WACHOVIA BANK, N.A., as Lender

                              By:
                                 ----------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------